GLO CPAs, LLP

12941 Interstate 45 N., Ste. 422
Houston, Texas 77060

P: 281-873-5005
F: 281-873-5383

GLO
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Registration Statement on Form S-8 of Data Call Technologies, Inc. and to the incorporation by reference therein of our report dated April 14, 2008 with respect to the financial statements of Data Call Technologies, Inc. for the year ended December 31, 2007 included in the Annual Report on Form 10-KSB Data Call Technologies, Inc for the fiscal year ended December 31, 2007.

GLO CPAs, LLP

GLO CPAs, LLP
August 20, 2008